Exhibit 10.68

FIRST AMENDMENT TO

WP GLIMCHER INC.

TRANSITION AND CONSULTING AGREEMENT

This First Amendment (this “Amendment”) dated June 20, 2016 to the Transition and Consulting Agreement (the “Agreement”) by and between WP Glimcher Inc., an Indiana corporation (the “Company”), and Mark Ordan (“Ordan”) dated May 31, 2015 is hereby adopted by Ordan and the Company pursuant to Section 16 of the Agreement as follows:

1.	Amendment.

a.	Section 4(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a)    The Consulting Period may be terminated by Ordan or the Company at any time and for any reason (or no reason) by providing the other party with not less than 30 days’ advance written notice of such termination.”

3.    Effect of this Amendment. Except where conflicting or inconsistent with the express terms or manifest intent of this Amendment, all provisions of the Agreement as in effect prior to this Amendment shall remain in full force and effect. Wherever there is a conflict or inconsistency between any of the provisions in this Amendment and the Agreement, the provisions of this Amendment shall be deemed to govern and control.

4.    Execution in Counterparts and by Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. A facsimile execution copy of this Amendment shall be binding and have the same force and effect as the original of this Amendment.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WP GLIMCHER INC. By: /s/ Robert P. Demchak Name: Robert P. Demchak Title: Executive Vice President, General Counsel & Corporate Secretary

MARK ORDAN /s/ Mark S. Ordan_______________________

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